Exhibit 21.1

Subsidiary Name	Jurisdiction	Type

Conant and Associates, Inc.	California	Domestic
ART Advanced Recognition Technologies, Inc.	Delaware	Domestic
Caere Corporation	Delaware	Domestic
Cognition Technologies, Inc.	Delaware	Domestic
Dictaphone Corporation	Delaware	Domestic
Ditech Networks, Inc.	Delaware	Domestic
Ditech Networks International, Inc.	Delaware	Domestic
eCopy, LLC	Delaware	Domestic
eScription, Inc.	Delaware	Domestic
Language and Computing Inc.	Delaware	Domestic
Notable Solutions, Inc.	Delaware	Domestic
PerSay, Inc.	Delaware	Domestic
Phonetic Systems Inc.	Delaware	Domestic
Quadramed Quantim Corporation	Delaware	Domestic
Ruetli Holding Corporation	Delaware	Domestic
SNAPin Software LLC	Delaware	Domestic
SVOX U.S.A., Inc.	Delaware	Domestic
Telluride Inc.	Delaware	Domestic
Transcend Services, Inc.	Delaware	Domestic
Viecore Federal Systems Division, Inc.	Delaware	Domestic
Viecore LLC	Delaware	Domestic
VirtuOz Inc.	Delaware	Domestic
Vlingo Corporation	Delaware	Domestic
Voice Signal Technologies, Inc.	Delaware	Domestic
Zi Holding Corporation	Delaware	Domestic
Nuance Document Imaging, Inc. f/k/a Equitrac Corporation	Florida	Domestic
J.A. Thomas and Associates, Inc.	Georgia	Domestic
Neurostar Solutions, Inc. d/b/a Accelarad	Georgia	Domestic
AMS Solutions Corporation	Massachusetts	Domestic
Zylomed Inc.	Nevada	Domestic
Medical Transcription Education Center	Ohio	Domestic
Swype, Inc.	Washington	Domestic
Tegic Communications, Inc.	Washington	Domestic
Varolii Corporation	Washington	Domestic
Information Technologies Australia Pty Ltd.	Australia	International
ITA Services Pty Ltd.	Australia	International
Nuance Communications Australia Pty. Ltd.	Australia	International
OTE Pty Limited	Australia	International
Nuance Communications Austria GmbH	Austria	International
Nuance Communications Services Austria GmbH	Austria	International
SpeechMagic Holdings GmbH	Austria	International
Multi-Corp International Ltd.	Barbados	International
Language and Computing N.V.	Belgium	International
Nuance Communications Belgium Limited	Belgium	International
Nuance Communications International BVBA	Belgium	International
Nuance Communications Ltda.	Brazil	International

BlueStar Options Inc.	British Virgin Islands	International
BlueStar Resources Limited	British Virgin Islands	International
1448451 Ontario Inc.	Canada	International
Accentus Inc. f/ka/ 2350111 Ontario Inc.	Canada	International
845162 Alberta Ltd.	Canada	International
Ditech Networks Canada, Inc.	Canada	International
Nuance Document Imaging, ULC f/k/a Nuance Document Imaging ULC	Canada	International
Nuance Acquisition ULC	Canada	International
Nuance Communications Canada, Inc.	Canada	International
Zi Corporation	Canada	International
Zi Corporation of Canada, Inc.	Canada	International
Foxtrot Acquisition Limited	Cayman Islands	International
Foxtrot Acquisition II Limited	Cayman Islands	International
Huayu Zi Software Technology (Beijing) Co., Ltd.	China	International
Nuance Software Technology (Beijing) Co., Ltd.	China	International
SafeCom A/S	Denmark	International
Nuance Communications Finland OY	Finland	International
Voice Signal Technologies Europe OY	Finland	International
Nuance Communications France Sarl	France	International
VirtuOz S.A.	France	International
Communology GmbH	Germany	International
HFN Medien GmbH	Germany	International
Nuance Communications Deutschland GmbH f/k/a Dictaphone Deutschland GmbH	Germany	International
Nuance Communications Germany GmbH	Germany	International
Nuance Communications Healthcare Germany GmbH	Germany	International
NSi Europe GmbH	Germany	International
SafeCom GmbH	Germany	International
SVOX Deutschland GmbH	Germany	International
Asia Translation & Telecommunications Limited	Hong Kong SAR	International
Huayu Zi Software Technology Limited	Hong Kong SAR	International
Nuance Communications Hong Kong Limited	Hong Kong SAR	International
Telecom Technology Corporation Limited	Hong Kong SAR	International
Zi Corporation (H.K.) Limited	Hong Kong SAR	International
Zi Corporation of Hong Kong Limited	Hong Kong SAR	International
Nuance Recognita Corp.	Hungary	International
Ditech Communications India Pvt. Ltd.	India	International
Nuance India Pvt. Ltd.	India	International
Nuance Transcription Services India Private Limited f/k/a/ FocusMT India Private Limited	India	International
ServTech Systems India Pvt. Ltd.	India	International
Transcend India Private Limited	India	International
Transcend MT Services Private Ltd.	India	International
Nuance Communications International Holdings	Ireland	International
Nuance Communications Ireland Limited	Ireland	International
Nuance Communications Services Ireland Ltd.	Ireland	International
Nuance Communications Israel, Ltd. f/k/a ART-Advanced Recognition Technologies Limited	Israel	International

PerSay Ltd.	Israel	International
Phonetic Systems Ltd.	Israel	International
Loquendo S.p.a.	Italy	International
Nuance Communications Italy Srl	Italy	International
Nuance Communications Japan K.K.	Japan	International
SVOX Japan K.K.	Japan	International
Voice Signal K.K.	Japan	International
Nuance Communications Netherlands B.V.	Netherlands	International
X-Solutions Group B.V.	Netherlands	International
Heartland Asia (Mauritius)	Republic of Mauritius	International
Nuance Communications Asia Pacific Pte. Ltd.	Singapore	International
Nuance Communications Korea Ltd.	South Korea	International
Nuance Communications Iberica SA	Spain	International
Nuance Communications Sweden, A.B.	Sweden	International
Nuance Communications Switzerland AG	Switzerland	International
SVOX AG	Switzerland	International
Nuance Communications Taiwan	Taiwan	International
Nuance Communications Illetism Ltd. Sirketi	Turkey	International
Ditech Communications Europe Ltd.	United Kingdom	International
Equitrac UK Limited	United Kingdom	International
Nuance Communications UK Limited	United Kingdom	International
SafeCom UK Limited	United Kingdom	International
SpinVox Limited	United Kingdom	International
SVOX Speech Solutions Ltd.	United Kingdom	International